UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2018

REX AMERICAN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-09097	31-1095548
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7720 Paragon Road, Dayton, Ohio	45459
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 276-3931

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of REX American Resources Corporation was held on June 6, 2018, at which the following matters were submitted to a vote of shareholders. Final voting results are shown below.

1. Election of eight directors. The shareholders elected each of the eight nominees to the Board of Directors for a one year term by a majority of votes cast.

Nominee	For	Against	Abstain	Broker Non-Votes

Stuart A. Rose	5,033,857	576,229	5,454	0
Zafar Rizvi	5,288,484	320,927	6,129	0
Edward M. Kress	4,486,778	1,122,976	5,786	0
David S. Harris	4,698,977	910,552	6,011	0
Charles A. Elcan	4,710,723	899,031	5,786	0
Mervyn L. Alphonso	4,837,532	689,983	88,025	0
Lee Fisher	5,327,990	282,114	5,436	0

2. Advisory vote on executive compensation.

For	Against	Abstain	Broker Non-Votes

5,450,669	158,846	6,025	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX AMERICAN RESOURCES CORPORATION

Date: June 7, 2018	By:	/s/ DOUGLAS L. BRUGGEMAN
Name: Douglas L. Bruggeman
Title: Vice President-Finance, Chief Financial Officer and Treasurer